EXHIBIT 23.2


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


         We hereby consent to the incorporation by reference in the Registration Statement of The Singing Machine Company, Inc on Amendment No. 4 to Form S-3 of our report dated June 12, 2000, on the financial statements of The Singing Machine Company, Inc. and subsidiary, for the year ended March 31, 2000. We also consent to the reference to us under the heading "Experts" in such registration statement.


/s/ WEINBERG & COMPANY, P.A.
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Certified Public Accountants


Boca Raton, Florida
October 9, 2001